SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

June 8, 2016

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Suite 2200, Miami, FL, 33131
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

NOTE ABOUT FORWARD LOOKING STATEMENTS

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include the risks noted under “Item 1A Risk Factors.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1.01.  Entry into a Definitive Material Agreement.

On May 27, 2016, the Next Group Holdings, Inc. (NXGH) subsidiary, NEXTCALA, Inc. signed a Joint Venture (JV) agreement with Glocal Payment Solutions, Inc., a New Jersey corporation. The JV agreement declared that the parties agreed to form a new Florida entity, named NextGlocal, Inc. to provide financial solutions to unbanked and underbanked consumers. There were, however, certain conditions precedent to the creation of the joint venture which had to occur before the joint venture agreement became binding on both parties. These conditions precedent were completed on June 2, 2016 and June 6, 2016. These conditions are more fully described below.

NXGH owns 94% of the issued and outstanding shares of NEXTCALA, which is one of its four operating subsidiaries.  NXGH will own 60% of NextGlocal, Inc, the Joint Venture entity and GLOCAL will own 40%.

NEXTCALA will make available to the Joint Venture every feature of NEXTCALA’s prepaid card financial services program platform, including without limitation, its standard GPR (General Purpose Reload) features, functions, and support, co-branded and customized for GLOCAL’s business and consumer customers through a distinct NextGlocal co-branding program to meet demand created by NextGlocal.

GLOCAL is a multi-media commerce payment solutions company engaged in creating and sustaining a state-of-the-art payment processing solution and network that encompasses a wide range of participating suppliers, incentives, and affinity across multiple business and consumer network groups.  GLOCAL will expand its ongoing successes in the travel and tourism, health and travel insurance, restaurant and retail, corporate solutions and non-profit business segments in the United States and in soon-to-be-announced international markets.  GLOCAL, together with its existing engagements, will enable NextGlocal to target a universal sample space of 30,000,000 users from the launch of the Pilot Program in June 2016, transitioning into the potential universal sample space of 100,000,000 users globally through year three.

The required milestones for the Agreement to be in place were: a) payment by NextCala to Glocal Payment Solutions, Inc. of the sum of  $36,000.00, and b) formation of the Florida corporation.  These have been completed and now we are able to issue the 8K filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1  NextCALA Glocal Joint Venture Agreement

99.2  Articles of Incorporation of NEXTGLOCAL INC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2016	NEXT GROUP HOLDINGS, INC.

	By:	/s/Arik Maimon
Arik Maimon
Chief Executive Officer